UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 3, 2008
DYNAMEX INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21057	86-0712225
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5429 LBJ Freeway, Suite 1000	75240
Dallas, Texas	(Zip Code)
(Address of principal executive
offices)
Registrant’s telephone number, including area code:
(214) 560-9000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Dynamex — Appointment of Craig Lentzsch to the Company’s Board of Directors.
June 4, 2008

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On June 3, 2008, the Company’s Board of Directors announced the appointment of Craig Lentzsch to the Company’s Board of Directors and will serve until his term expires at the Company’s next annual meeting of stockholders to be held in 2009. There are no understandings or arrangements between Mr. Lentzsch and any other person pursuant to which Mr. Lentzsch was selected to serve as a director of the Company and there are no reportable transactions under Item 404(a) of Regulation S-K. It is expected that Mr. Lentzsch will execute the Company’s standard form of confidentiality agreement for directors.
For his service on the Board, Mr. Lentzsch will receive compensation for his services in accordance with the Company’s standard compensatory arrangements for non-employee directors.
Item 9.01 Financial Statements and Exhibits
99.1	Press release of Dynamex Inc. dated June 3, 2008.

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Dynamex — Appointment of Craig Lentzsch to the Company’s Board of Directors.
June 4, 2008

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DYNAMEX INC.
Dated: June 4, 2008	By:	/s/ Ray E Schmitz
Ray E. Schmitz
Vice President and Chief Financial Officer

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Dynamex — Appointment of Craig Lentzsch to the Company’s Board of Directors.
June 4, 2008

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of Dynamex Inc. dated June 3, 2008.

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